EXHIBIT TO ITEM EX-99 OF N-CSRS

July 11, 2022

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Ladies and Gentleman:

We have read EX-99 of Form N-CSRS of the Westwood Funds for the April 30, 2022 semi-annual filing and are in agreement with the statements contained in paragraph 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

/s/ Ernst & Young LLP

Philadelphia, PA